Exhibit 99.2
RENEWAL AND TRANSITION SUPPLEMENTAL OPERATING AND FINANCIAL DATA FIRST QUARTER 2025

LEADERSHIP

WENDY SIMPSON	Executive Chairman
PAM KESSLER	Co-President and Co-CEO
CLINT MALIN	Co-President and Co-CEO
CECE CHIKHALE	EVP, Chief Financial Officer, Treasurer and Secretary
DAVID BOITANO	EVP, Chief Investment Officer
GIBSON SATTERWHITE	EVP, Asset Management
MIKE BOWDEN	SVP, Investments
MANDI HOGAN	SVP, Marketing

BOARD OF DIRECTORS

WENDY SIMPSON	Executive Chairman
CORNELIA CHENG	ESG Committee Chairman
DAVID GRUBER	Investment Committee Chairman
BOYD HENDRICKSON	Lead Independent Director and Nominating & Corporate Governance Committee Chairman
BRADLEY PREBER	Audit Committee Chairman
TIMOTHY TRICHE, MD	Compensation Committee Chairman

ANALYSTS

JUAN SANABRIA	BMO Capital Markets Corp.
AARON HECHT	Citizens JMP Securities, LLC
OMOTAYO OKUSANYA	Deutsche Bank Securities Inc.
JOE DICKSTEIN	Jefferies LLC
AUSTIN WURSCHMIDT	KeyBanc Capital Markets, Inc.
MICHAEL CARROLL	RBC Capital Markets Corp.
RICHARD ANDERSON	Wedbush
JOHN KILICHOWSKI	Wells Fargo Securities, LLC

Any opinions, estimates, or forecasts regarding LTC's performance made by the analysts listed above do not represent the opinions, estimates, and forecasts of LTC or its management.

TABLE OF CONTENTS

INVESTMENTS 3
- Acquisitions and Acquisitions Accounted for as Financing Receivables
- Mortgage Loans
- Joint Ventures
- Purchase Options

PORTFOLIO 7
- Overview
- Diversification - Operators
- Diversification - Maturity
- Diversification - Geography
- Real Estate Investments Metrics

FINANCIAL 15
- Enterprise Value
- Debt Metrics
- Debt Maturity
- Financial Data Summary
- Consolidated Statements of Income
- Consolidated Balance Sheets
- Funds from Operations

GLOSSARY 26

FORWARD-LOOKING STATEMENTS AND NON-GAAP INFORMATION 28

CONTACT INFORMATION

LTC PROPERTIES, INC.
3011 Townsgate Road,
Suite 220
Westlake Village, CA 91361
805-981-8655
www.LTCreit.com

TRANSFER AGENT
Broadridge Shareholder Services
c/o Broadridge Corporate Issuer Solutions
1155 Long Island Avenue
Edgewood, NY 11717-8309
ATTN: IWS
866-708-5586

1Q 2025 SUPPLEMENTAL REPORT 2

REAL ESTATE ACTIVITIES – INVESTMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

ACQUISITIONS

DATE	# OF PROPERTIES	PROPERTY TYPE	# OF UNITS	LOCATION	OPERATOR	DATE OF CONSTRUCTION	CONTRACTUAL INITIAL CASH YIELD	PURCHASE PRICE
Feb-2024	— (1)	— (1)	—	Great Bend, KS	Brookdale Senior Living	—	8.00%	$ 315

(1) We purchased a land parcel adjacent to an existing assisted living community.

ACQUISITIONS ACCOUNTED FOR AS FINANCING RECEIVABLES(1)

DATE	# OF PROPERTIES	PROPERTY TYPE	# OF UNITS	LOCATION	OPERATOR	DATE OF CONSTRUCTION	CONTRACTUAL INITIAL CASH YIELD	ADDITIONAL INVESTMENT
Jun-2024	13	ILF/ALF/MC	523 units	Various cities in NC & SC	ALG Senior	1992-2015	7.25%	$ 5,546 (2)
Jun-2024	4	ALF/MC	217 units	Various cities in NC	ALG Senior	2018-2022	7.25%	2,766 (3)
	17		740 units					$ 8,312

(1) Financing receivables represent acquisitions through sale-leaseback transactions, subject to lease agreements that contain purchase options. In accordance with GAAP, the purchased assets are required to be presented as a financing receivable on our *Consolidated Balance Sheets* and the rental income received is required to be presented as interest income from financing receivables on our *Consolidated Statements of Income*.

(2) We funded $5,546 under our mortgage loan and exchanged the $64,450 mortgage loan receivable for a 53% controlling interest in a newly formed $122,460 joint venture with an affiliate of ALG Senior. The JV purchased 13 independent living, assisted living and memory care communities and leased the communities to an affiliate of ALG Senior under a 10-year master lease, which contains an option to purchase the properties through June 2028. See Consolidated Joint Ventures on page 5.

(3) We funded $2,766 under our mortgage loan and exchanged the $37,985 mortgage loans receivable for a 93% controlling interest in a newly formed $41,000 joint venture with an affiliate of ALG Senior. The JV purchased four assisted living and memory care communities and a parcel of land and leased the communities to an affiliate of ALG Senior under a 10-year master lease, which contains an option to purchase the properties through June 2028. See Consolidated Joint Ventures on page 5.

1Q 2025 SUPPLEMENTAL REPORT
INVESTMENTS I 3

REAL ESTATE ACTIVITIES – INVESTMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

MORTGAGE LOANS

DATE	# OF PROPERTIES	PROPERTY TYPE	# UNITS/ BEDS	LOCATION	OPERATOR	MATURITY DATE	CONTRACTUAL INITIAL RATE	ORIGINATION	INITIAL INVESTMENT	INITIAL ADDITIONAL COMMITMENT
Jan-2024	1	UDP - ALF/MC	85 units	Lansing, MI	Encore Senior Living	Sep-2026	8.75%	$ 19,500	$ 2,940	$ 16,560
Jul-2024	1	UDP - ILF/ALF/MC	116 units	Loves Park, IL	Encore Senior Living	Jul-2030	9.00%	26,120	—	26,120
	2		201 units					$ 45,620 (1)	$ 2,940	$ 42,680 (1)

(1) Represents mortgage loans commitment to construct senior living communities. The borrowers contributed equity, which will initially fund the constructions. Once all of the borrower's equity has been drawn, we will fund the additional commitment.

MORTGAGE LOANS FUNDING

ESTIMATED INTEREST INCEPTION DATE	LOCATION	INVESTMENT COMMITMENT	1Q25 FUNDING	TOTAL FUNDED TO DATE	REMAINING COMMITMENT
1Q24 (1)	Lansing, MI	$ 19,500	$ 1,919	$ 14,672	$ 4,828
3Q25 (2)	Loves Park, IL	26,120	—	—	26,120
		$ 45,620	$ 1,919	$ 14,672	$ 30,948

(1) Began funding in 1Q24 under this construction loan commitment which was originated in July 2023. The borrower contributed $12,100 of equity at commencement, which was used to initially fund the construction. The interest only loan term is approximately three years, and includes two, one-year extensions, each of which is contingent to certain coverage thresholds.

(2) The borrower contributed $12,300 of equity, which will initially fund the construction. Once all of the borrower's equity has been drawn, expected in 3Q25, we will begin funding the commitment. The loan term is approximately six years at a current rate of 9.0% and IRR of 9.5%.

1Q 2025 SUPPLEMENTAL REPORT

INVESTMENTS I 4

REAL ESTATE ACTIVITIES – JOINT VENTURES - CURRENT INVESTMENTS HELD
(DOLLAR AMOUNTS IN THOUSANDS)

UNCONSOLIDATED JOINT VENTURES

COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	# OF UNITS/BEDS	LOCATION	OPERATOR	INVESTMENT TYPE	RETURN	INVESTMENT COMMITMENT	TOTAL FUNDED TO DATE	REMAINING COMMITMENT
2020	1	ALF/MC	109 units	Arlington, WA	Fields Senior Living	Preferred Equity	9.00% (1)	$ 6,340	$ 6,340	$ —
2024	1	SNF/ALF	104 beds	Katy, TX	Ignite Medical Resorts	Senior Loan	9.15% (3)	12,700	11,262	1,438
	2		109 units/104 beds					$ 19,040	$ 17,602	$ 1,438

(1) The initial cash rate is 7.00% increasing to 9.00% in year-four until the IRR is 8.00%. After achieving an 8.00% IRR, the cash rate drops to 8.00% with an IRR ranging between of 12.00% and 14.00% depending upon timing of redemption. Our investment represents 15.50% of the total investment. We have the option to require the JV partner to purchase our preferred equity interest at any time between August 17, 2031 and December 31, 2036.

(2) Represents a mortgage loan accounted for as an unconsolidated JV in accordance with GAAP. The five-year mortgage loan is interest only.

CONSOLIDATED JOINT VENTURES

INVESTMENT YEAR	PROPERTY TYPE	# OF PROPERTIES	# OF UNITS/BEDS	LOCATION	OPERATOR	GAAP ACCOUNTING	TOTAL JOINT VENTURES COMMITMENT	NON-CONTROLLING INTEREST CONTRIBUTION	LTC CONTRIBUTION	LTC %
2022	SNF	3	299 beds	Various cities in FL	PruittHealth	Financing Receivable[1]	$ 76,801	$ 14,325	$ 62,476	81%
2023	ALF/MC	11	523 units	Various cities in NC	ALG Senior	Financing Receivable[1]	121,419	2,916	118,503	98%
2023	ILF/ALF/MC	1	242 units	Centerville, OH	Encore Senior Living	Owned Real Estate	56,332	9,134	47,198	84%
2024	ILF/ALF/MC	13	523 units	Various cities in NC & SC	ALG Senior	Financing Receivable[2]	122,460	58,010	64,450	53%
2024	ALF/MC	4	217 units	Various cities in NC	ALG Senior	Financing Receivable[2]	41,000	3,015	37,985	93%
		32	1,505 units/299 beds				$ 418,012	$ 87,400	$ 330,612	

(1) We entered into these JVs to purchase senior housing and health care properties. In accordance with GAAP, the purchased assets are presented as a financing receivable on our *Consolidated Balance Sheets.*

(2) We entered into two JVs with an affiliate of ALG Senior to purchase 17 independent living, assisted living and memory care communities and a parcel of land, which we previously held three mortgage loans receivable due from affiliates of ALG Senior. In accordance with GAAP, the purchased assets are presented as a financing receivable on our *Consolidated Balance Sheets*. See Acquisitions accounted for as Financing Receivables on page 3.

1Q 2025 SUPPLEMENTAL REPORT INVESTMENTS | 5

REAL ESTATE ACTIVITIES – PURCHASE OPTIONS
(DOLLAR AMOUNTS IN THOUSANDS)

PURCHASE OPTIONS

OPTION WINDOW		OPERATOR	STATE	# OF PROPERTIES	PROPERTY TYPE	AVERAGE AGE IN YEARS	CONSOLIDATED GROSS INVESTMENTS	NON-CONTROLLING INTEREST	LTC PORTION OF GROSS INVESTMENTS	LTC PORTION OF ANNUALIZED CONTRACTUAL CASH	
2024-2028	(1)	ALG Senior	North Carolina	4	ALF	5.4	$ 41,000	$ 3,015	$ 37,985	$ 2,973	
2024-2028	(1)	ALG Senior	North Carolina, South Carolina	13	ILF/ALF/MC	24.3	122,460	58,010	64,450	8,878	
2025	(2)	Community Living Centers	Tennessee	2	SNF	11.3	5,275	—	5,275	1,030	
2025-2027	(3)	PruittHealth	Florida	3	SNF	5.9	76,581	14,325	62,256	5,951	
2025-2027		Encore Senior Living	Ohio	1	ILF/ALF/MC	6.3	54,812	9,134	45,678	3,886	
2025-2029	(4)	ALG Senior	North Carolina	11	ALF/MC	20.0	121,419	2,916	118,503	9,106	
2026		Mainstay Senior Living	South Carolina	1	ALF	26.3	11,680	—	11,680	—	(5)
2027		Legacy Senior Living	Georgia, South Carolina	2	ALF/MC	9.3	32,266	—	32,266	420	(5)
2027-2029		Oxford Senior Living	Oklahoma	4	ALF/MC	28.5	9,052	—	9,052	984	
2027-2029	(6)	Ignite Medical Resorts	Texas	4	SNF	7.7	52,726	—	52,726	4,488	
2029		Brookdale Senior Living	Colorado, Kansas, Ohio, Texas	17	ALF/MC	20.4	65,134	—	65,134	10,058	
2029		Navion Senior Solutions	North Carolina	5	ALF	27.3	15,161	—	15,161	3,485	
			Total	67			$ 607,566	$ 87,400	$ 520,166	$ 51,259	

(1) We entered into two JVs with an affiliate of ALG Senior to purchase 17 independent living, assisted living and memory care communities and a parcel of land, which we previously held three mortgage loans receivable due from affiliates of ALG Senior. In accordance with GAAP, the purchased assets are presented as a financing receivable on our *Consolidated Balance Sheets*.

(2) In 1Q25, a master lease covering two skilled nursing centers in Tennessee that was scheduled to mature in December 2025, was amended extending the maturity to December 31, 2026. Additionally, the master lease purchase option window which expired on December 31, 2024, was extended for another year to December 31, 2025.

(3) These properties were acquired through a sale-leaseback transaction, subject to a lease agreement that contains a purchase option. In accordance with GAAP, the purchased properties are presented as a financing receivable on our *Consolidated Balance Sheets*.

(4) The operator has the option to buy the properties in multiple tranches and in serial closings approved by us, with an exit IRR of 9.0% on any portion of the properties being purchased. In accordance with GAAP, these properties are presented as a financing receivable on our *Consolidated Balance Sheets*.

(5) The rent for these leases are based on mutually agreed upon fair market rent.

(6) The master lease allows the operator to elect either an earn-out payment or purchase option. If neither option is elected within the timeframe defined in the lease, both elections are terminated.

1Q 2025 SUPPLEMENTAL REPORT
INVESTMENTS I 6

PORTFOLIO OVERVIEW

(AS OF MARCH 31, 2025, DOLLAR AMOUNTS IN THOUSANDS)

				TRAILING TWELVE MONTHS ENDED MARCH 31, 2025		
BY INVESTMENT TYPE	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF INVESTMENT**	**REVENUES[1]**	**% OF REVENUES**	**INCOME STATEMENT LINE**
Owned Portfolio	121	$ 1,329,856	64.2%	$ 117,699	63.3%	Rental Income
Owned Properties accounted for as Financing Receivables[2]	31	361,460	17.5%	24,834	13.3%	Interest Income from Financing Receivables
Mortgage Loans	27	317,527 [3]	15.3% [3]	36,716	19.7%	Interest Income from Mortgage Loans
Notes Receivable	6	44,786	2.2%	5,110	2.8%	Interest and Other Income
Unconsolidated Joint Ventures	2	17,602	0.8%	1,714	0.9%	Income from Unconsolidated Joint Ventures
Total	187	$ 2,071,231	100.0%	$ 186,073	100.0%	

BY PROPERTY TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT
Assisted Living	110	$ 1,100,232	53.1%
Skilled Nursing	76	958,994	46.3%
Other[4]	1	12,005	0.6%
Total	187	$ 2,071,231	100.0%

(1) See Trailing Twelve Months Revenues definition in the Glossary.

(2) Financing receivables represent acquisitions through sale-leaseback transactions, subject to lease agreements that contain purchase options. In accordance with GAAP, the purchased assets are presented as a financing receivable on our *Consolidated Balance Sheets* and the rental income received is required to be presented as interest income from financing receivables on our *Consolidated Statements of Income*.

(3) Mortgage loans include short-term loans of $62,628 or 3.0% of gross investment and long-term loans (Prestige) of $254,899 or 12.3% of gross investment. The weighted average maturity for our mortgage loans portfolio and long-term mortgage loans (Prestige) at March 31, 2025 is 15.6 years and 19.1 years, respectively.

(4) Includes one behavioral health care hospital and three parcels for land held-for-use.

LONG-TERM INVESTMENTS include our Owned Portfolio, Owned Properties accounted for as Financing Receivables and Long-Term Mortgage Loans (Prestige) which represent 94% of our Gross Investments.

SHORT-TERM INVESTMENTS represent investment durations shorter than 10 years and include our Notes Receivable, Unconsolidated Joint Ventures and Short-Term Mortgage Loans which represent 6% of our Gross Investments.


28
Operators
25
States
187 Properties


Long-Term
Investments
94%
Short-Term
Investments,
6%

1Q 2025 SUPPLEMENTAL REPORT

PORTFOLIO I 7

PORTFOLIO OVERVIEW – DETAIL
(AS OF MARCH 31, 2025, DOLLAR AMOUNTS IN THOUSANDS)

				TRAILING TWELVE MONTHS ENDED MARCH 31, 2025	
OWNED PORTFOLIO	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF GROSS INVESTMENT**	**RENTAL INCOME[1]**	**% OF TOTAL REVENUES**
Assisted Living	70	$ 719,428	34.7%	$ 52,467	28.2%
Skilled Nursing	50	598,423	28.9%	64,059	34.5%
Other	1	12,005	0.6%	1,173	0.6%
Total	121	$ 1,329,856	64.2%	$ 117,699	63.3%
OWNED PROPERTIES ACCOUNTED FOR AS FINANCING RECEIVABLES[2]	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF GROSS INVESTMENT**	**FINANCING INCOME[1]**	**% OF TOTAL REVENUES**
Assisted Living	28	$ 284,879	13.8%	$ 19,224	10.3%
Skilled Nursing	3	76,581	3.7%	5,610	3.0%
Total	31	$ 361,460	17.5%	$ 24,834	13.3%
MORTGAGE LOANS	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF GROSS INVESTMENT**	**MORTGAGE LOANS INTEREST INCOME[1]**	**% OF TOTAL REVENUES**
Assisted Living	5	$ 46,128	2.2%	$ 3,801	2.0%
Skilled Nursing[3]	22	271,399	13.1%	32,915	17.7%
Total	27	$ 317,527	15.3%	$ 36,716	19.7%
REAL ESTATE INVESTMENTS	179	$ 2,008,843	97.0%	$ 179,249	96.3%
NOTES RECEIVABLE	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF GROSS INVESTMENT**	**INTEREST AND OTHER INCOME[1]**	**% OF TOTAL REVENUES**
Assisted Living	6	$ 43,457	2.1%	$ 4,901	2.7%
Skilled Nursing	—	1,329	0.1%	209	0.1%
Total	6	$ 44,786	2.2%	$ 5,110	2.8%
UNCONSOLIDATED JOINT VENTURES	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF GROSS INVESTMENT**	**UNCONSOLIDATED JV INCOME[1]**	**% OF TOTAL REVENUES**
Assisted Living	1	$ 6,340	0.3%	$ 536	0.3%
Skilled Nursing	1	11,262	0.5%	1,178	0.6%
Total	2	$ 17,602	0.8%	$ 1,714	0.9%
TOTAL INVESTMENTS	187	$ 2,071,231	100.0%	$ 186,073	100.0%

(1) See Trailing Twelve Months Revenues definition in the Glossary.

(2) Financing receivables represent acquisitions through sale-leaseback transactions, subject to lease agreements that contain purchase options. In accordance with GAAP, the purchased assets are required to be presented as a financing receivable on our *Consolidated Balance Sheets* and the rental income received is required to be presented as interest income from financing receivables on our *Consolidated Statements of Income*.

(3) Skilled nursing mortgage loans include short-term loans of $16,500 or 0.8% of gross investment and long-term loans (Prestige) of $254,899 or 12.3% of gross investment. The weighted average maturity of Prestige loans is 19.1 years.

RENTAL INCOME
(AS % OF TOTAL REVENUES)


50.0%
25.0%
0.0%
28.2%
34.5%
0.6%
ALF
SNF
OTH

FINANCING RECEIVABLES
(AS % OF TOTAL REVENUES)


30.0%
15.0%
0.0%
10.3%
3.0%
ALF
SNF

MORTGAGE LOANS INTEREST INCOME
(AS % OF TOTAL REVENUES)


30.0%
15.0%
0.0%
2.0%
17.7%
ALF
SNF

INTEREST & OTHER INCOME
(AS % OF TOTAL REVENUES)


5.0%
2.5%
0.0%
2.7%
0.1%
ALF
SNF

UNCONSOLIDATED JV INCOME
(AS % OF TOTAL REVENUES)


2.0%
1.0%
0.0%
0.3%
0.6%
ALF
SNF

1Q 2025 SUPPLEMENTAL REPORT
PORTFOLIO I 8

PORTFOLIO DIVERSIFICATION – 28 OPERATORS

(AS OF MARCH 31, 2025, DOLLAR AMOUNTS IN THOUSANDS)

OPERATORS	PROPERTY TYPE	# OF PROPERTIES	ANNUALIZED ACTUAL CASH[1]	%	ANNUALIZED CONTRACTUAL CASH[1][2]	%	ANNUALIZED GAAP[1][2]	%	GROSS INVESTMENT	NON-CONTROLLING INTEREST	LTC PORTION OF GROSS INVESTMENT
Prestige Healthcare[3]	SNF/OTH	23	$ 28,701	15.5%	$ 28,701	15.5%	$ 32,399	17.2%	$ 268,896	$ —	$ 268,896
ALG Senior	ALF	29	21,747	11.7%	21,747 [4]	11.7%	23,187 [4]	12.3%	295,629	63,941	231,688
Anthem Memory Care	MC	12	12,480	6.7%	12,480	6.7%	12,480	6.6%	153,714	—	153,714
Encore Senior Living[3]	ALF/UDP	14	12,003	6.5%	12,003 [4]	6.5%	11,765 [4]	6.3%	195,355	9,134	186,221
HMG Healthcare	SNF	13	11,666	6.3%	11,666	6.3%	11,666	6.2%	166,976	—	166,976
Carespring Health Care Management	SNF	4	11,038	6.0%	11,038	6.0%	11,195	5.9%	102,940	—	102,940
Ignite Medical Resorts	SNF	8	10,635	5.8%	10,635	5.8%	10,635	5.6%	116,816	—	116,816
Brookdale Senior Living	ALF	17	10,058	5.4%	10,058	5.4%	10,271	5.5%	65,134	—	65,134
Ark Post Acute Network	SNF	7	9,516	5.1%	9,516	5.1%	8,257	4.4%	71,742	—	71,742
Genesis Healthcare	SNF	6	9,499	5.1%	9,499	5.1%	8,400	4.5%	53,339	—	53,339
All Others[3]		54	47,911	25.9%	47,911 [4]	25.9%	47,900 [4]	25.5%	580,690	14,325	566,365
		187	$ 185,254	100.0%	$ 185,254	100.0%	$ 188,155	100.0%	$ 2,071,231	$ 87,400	$ 1,983,831

(1) See Glossary for definition of Annualized Actual Cash Income, Annualized Contractual Cash Income and Annualized GAAP Income.

(2) The difference between Annualized Contractual Cash and Annualized GAAP at March 2025 is due to straight-line rent, lease incentives amortization and effective interest. See Non-Cash Revenue Components on page 18.

(3) See Operator Update on page 10 for further discussion.

(4) Includes the consolidated income from our joint ventures. The non-controlling member's portion of the annualized contractual cash and annualized GAAP income are as follows:

OPERATORS	ANNUALIZED CONTRACTUAL CASH		
	LTC PORTION	JV PARTNER PORTION	TOTAL
ALG Senior	$ 17,035	$ 4,712	$ 21,747
Encore Senior Living	12,003	—	12,003
All Others	46,801	1,110	47,911

OPERATORS	ANNUALIZED GAAP		
	LTC PORTION	JV PARTNER PORTION	TOTAL
ALG Senior	$ 18,475	$ 4,712	$ 23,187
Encore Senior Living	11,765	—	11,765
All Others	46,790	1,110	47,900

PRESTIGE	Privately Held	SNF/ILF/ALF Other Rehab	78 Properties	5 States
ALG	Privately Held	ILF/ALF/MC	118 Properties	6 States
ANTHEM	Privately Held	Exclusively MC	20 Properties	9 States
ENCORE	Privately Held	ALF	34 Properties	5 States
HMG	Privately Held	SNF/ILF/ALF	37 Properties	2 States

CARESPRING	Privately Held	SNF/ILF/ALF Transitional Care	18 Properties	2 States
IGNITE	Privately Held	SNF/ALF Transitional Care	25 Properties	6 States
BROOKDALE	NYSE: BKD	ILF/ALF/MC Continuing Care	647 Properties	41 States
ARK	Privately Held	SNF/ILF/ALF	14 Properties	4 States
GENESIS	OTC PINK: GENN	SNF/ Senior Living	Nearly 200 Properties	17 States

1Q 2025 SUPPLEMENTAL REPORT

PORTFOLIO | 9

1Q 2025 SUPPLEMENTAL REPORT PORTFOLIO I 10 PORTFOLIO DIVERSIFICATION – OPERATOR UPDATE (DOLLAR AMOUNTS IN THOUSANDS)  During 1Q25, we received full contractual cash interest of $4,991 from Prestige Healthcare (“Prestige”), through $3,826 of cash receipts and application of $1,165 of Prestige’s security, related to a mortgage loan secured by 14 skilled nursing centers. Subsequent to March 31, 2025, we received $2,289 in retroactive Medicaid payments from Prestige, which was added to the security we hold. Starting this year, 50% of Prestige’s excess cash flow will be added to our security, and used to pay contractual interest beyond the current pay amount. Our projections continue to indicate we will receive all contractual interest due in 2025. The following table summarizes the 1Q25 activity for Prestige’s security:  We are continuing the sale process for seven skilled nursing centers in California (1), Florida (2), and Virgina (4), which are covered under a master lease, as a result of the operator electing not to exercise the renewal option available under the master lease. The master lease matures in January 2026 and the full 2025 contractual GAAP rent is $8,257. The operator is obligated to pay rent on the portfolio through maturity and is current on rent obligations through May 2025. One of the properties is under contract, and we expect to complete all of the sales in 4Q 2025.  A master lease covering two skilled nursing centers in Tennessee that was scheduled to mature in December 2025, was amended extending the maturity to December 31, 2026. Additionally, the master lease purchase option window, which expired on December 31, 2024, was extended for another year to December 31, 2025.  We had a joint venture (“JV”) that owned two assisted living communities with a total of 186 units in Oregon. The properties were leased under two separate leases with the same operator, who is the non-controlling member of the JV. During 1Q25, we acquired our JV member’s $4,048 non-controlling interest for $1,150 and terminated the two separate leases. Concurrently, we entered into a new combined master lease with the same operator. The master lease has a five-year term, with one 1-year extension and four 5-year extensions. Annual cash rent under the master lease is $2,546 (compared to our portion of annual cash rent under the previous two separate lease of $2,479), increasing annually by 2%. The terms and economics of the new master lease is similar to those of the two leases that were terminated. Additionally, the master lease provides the operator an earn-out up to $4,000, contingent on achieving certain performance thresholds. In conjunction with the lease terminations, we wrote-off $492 of straight-line rent receivable and lease incentive.  For our 14 property portfolio subject to market-based rent resets, we expect to collect $5,145 of revenue during 2025 compared to $3,448 in 2024.  Subsequent to March 31, 2025, we amended the Encore master lease covering seven assisted living communities in Ohio (4), Michigan (2) and Illinois (1) with a total of 461 units to extend the term for one year to May 2026. Under the amendment, cash rent is $260 per month for June through August 2025, with quarterly market-based rent resets thereafter. Encore’s rent is included in the expected $5,145 of revenue from the 14 property portfolio, subject to market-based rent resets as discussed above.  Subsequent to March 31, 2025, we transitioned 12 properties under Anthem’s triple-net leases into the new seniors housing operating portfolio (“SHOP”). An additional property leased to New Perspective is expected to transition later in 2Q25. The combined existing gross book value of these two transitions total $176,099. BALANCE AT DEPOSITS INTEREST BALANCE AT 12/31/2024 RECEIVED APPLICATIONS 3/31/2025 $ 4,953 $ (1,165) - $ $ 3,788

PORTFOLIO MATURITY

(AS OF MARCH 31, 2025, DOLLAR AMOUNTS IN THOUSANDS)

YEAR	RENTAL INCOME	% OF TOTAL	FINANCING INCOME	% OF TOTAL	MORTGAGE INTEREST INCOME	% OF TOTAL	OTHER NOTES INCOME	% OF TOTAL	UNCONSOLIDATED JV INCOME	% OF TOTAL	ANNUALIZED GAAP INCOME[1]	% OF TOTAL
2025	$ 5,170 [3]	4.5%	$ —	—	$ 2,472	6.7%	$ —	—	$ —	—	$ 7,642	4.1%
2026	19,719 [4]	17.0%	—	—	1,483	4.0%	—	—	—	—	21,202 [4]	11.3%
2027	11,271	9.7%	—	—	—	—	3,174	57.5%	—	—	14,445	7.7%
2028	12,575	10.8%	—	—	1,464	4.0%	2,239	40.5%	—	—	16,278	8.6%
2029	14,433	12.4%	—	—	—	—	—	—	1,178	67.0%	15,611	8.3%
2030	16,362	14.1%	—	—	—	—	110	2.0%	—	—	16,472	8.7%
2031	15,588	13.4%	—	—	—	—	—	—	—	—	15,588	8.3%
2032	6,168	5.3%	5,607	20.0%	—	—	—	—	—	—	11,775	6.2%
Thereafter	14,861	12.8%	22,397	80.0%	31,305	85.3%	—	—	579 [2]	33.0%	69,142	36.8%
Total	$ 116,147	100.0%	$ 28,004	100.0%	$ 36,724	100.0%	$ 5,523	100.0%	$ 1,757	100.0%	$ 188,155	100.0%

	LOANS RECEIVABLE PRINCIPAL MATURITIES							
YEAR	MORTGAGE LOANS RECEIVABLE	WA GAAP RATE	% OF TOTAL	NOTES RECEIVABLE	WA GAAP RATE	% OF TOTAL	TOTAL LOANS RECEIVABLE	% OF TOTAL
2025	$ 31,456	7.9%	9.9%	$ —	—	—	$ 31,456	8.7%
2026	14,672	10.1%	4.7%	—	—	—	14,672	4.0%
2027	—	—	—	25,000	12.7%	55.8%	25,000	6.9%
2028	16,500	8.9%	5.2%	18,329	12.2%	40.9%	34,829	9.6%
2029	—	—	—	—	—	—	—	—
2030	—	—	—	1,457	7.6%	3.3%	1,457	0.4%
2031	—	—	—	—	—	—	—	—
2032	—	—	—	—	—	—	—	—
Thereafter	254,899	12.3%	80.2%	—	—	—	254,899	70.4%
Total	$ 317,527	11.6%	100.0%	$ 44,786	12.3%	100.0%	$ 362,313	100.0%

Near Term Lease and Loan Maturities:

- Three leases and three loans in 2025 with an annualized GAAP income totaling $7.6 million[3]
- Six leases and one loan in 2026 with an annualized GAAP income totaling $21.2 million[4]
- Three leases and one loan in 2027 with an annualized GAAP income totaling $14.4 million
- As of March 31, 2025, approximately 94% of owned properties are covered under master leases and approximately 94% of rental revenues come from master leases or cross-default leases.

(1) See Annualized GAAP income definition in the Glossary.

(2) Represents income from a preferred equity investment accounted for as an unconsolidated joint venture. The preferred equity investment does not have a scheduled maturity but provides the entity an option to redeem our investment at a future date.

(3) Subsequent to March 31, 2025, we terminated the Anthem lease covering a memory care center in Ohio due to transitioning the property into our new SHOP portfolio. Additionally, we amended the Encore master lease covering seven assisted living communities in Ohio (4), Michigan (2) and Illinois (1) with a total of 461 units to extend the term for one year to May 2026. Under the amendment, cash rent is $260 per month for June through August 2025, with quarterly market-based rent resets thereafter. These leases represent 93% of annualized GAAP rental income and 63% of annualized GAAP income maturing in 2025.

(4) One of the six lease maturities is an operator which represents 42% of the annualized GAAP rental income and 39% of the annualized GAAP income maturing in 2026. The operator elected not to exercise its renewal option on its master lease covering seven skilled nursing centers in California (1), Florida (2), and Virgina (4). We have engaged a broker to sell all of the properties in the portfolio. See page 10 for additional information on these operators.

1Q 2025 SUPPLEMENTAL REPORT

PORTFOLIO | 11

1Q 2025 SUPPLEMENTAL REPORT PORTFOLIO I 12 PORTFOLIO DIVERSIFICATION – GEOGRAPHY (AS OF MARCH 31, 2025) * Behavioral health care hospital SNF (76) ALF (110) OTH* (1) LAND (3) UDP (1) 25 STATES 187 PROPERTIES 28 OPERATORS CA WA ME NV WY IL AR WV ND NY OR AZ NM TX UT ID MT SD NE KS OK MS MN WI FL AL GA SC TN MO IA IN OH PA NJ NC VA CO KY 7 21 1 1 3 1 2 4 2 1 3 4 9 33 3 7 8 12 5 3 21 2 5 6 1 1 2 5 LA 2 2 3 MI 2 1 1 1 3

1Q 2025 SUPPLEMENTAL REPORT 46.0% 18.5% 25.8% 7.0% 2.7% 0.0% 50.0% 100.0% MSAs 1-31 MSAs 32-100 MSAs > 100 Cities in Micro-SA Cities not in MSA or Micro-SA 22 years 16 years 0 10 20 30 40 Skilled Nursing Assisted Living Years (1) The MSA rank by population as of July 1, 2024, as estimated by the United States Census Bureau. Approximately 65% of our properties are in the top 100 MSAs. Includes only our real estate investments. (1) As calculated from construction date or major renovation/expansion date. Includes only our real estate investments. GROSS PORTFOLIO BY MSA (1) AVERAGE PORTFOLIO AGE (1) PORTFOLIO I 13 PORTFOLIO DIVERSIFICATION – GEOGRAPHY (25 STATES) (AS OF MARCH 31, 2025, DOLLAR AMOUNTS IN THOUSANDS) # OF STATE(1) PROPERTIES % ALF % SNF % % Texas 30 318,584 $ 15.4% 48,159 $ 4.4% 270,425 $ 28.3% — $ — North Carolina 33 301,650 14.6% 301,650 27.4% — — — — Michigan 24 292,396 14.1% 36,554 3.3% 254,899 26.6% 943 7.9% Ohio 9 142,089 6.9% 87,866 8.0% 54,223 5.7% — — Florida 10 130,152 6.3% 20,705 1.9% 109,447 11.4% — — Illinois 6 106,429 5.2% 89,929 8.2% 16,500 1.7% — — Colorado 12 102,381 4.9% 102,381 9.3% — — — — Wisconsin 7 93,849 4.5% 79,903 7.3% 13,946 1.5% — — California 4 69,717 3.4% 52,085 4.7% 17,632 1.8% — — Kansas 8 60,279 2.9% 60,279 5.5% — — — — All Others 44 450,919 21.8% 219,264 20.0% 220,593 23.0% 11,062 92.1% Total 187 2,068,445 $ 100.0% 1,098,775 $ 100.0% 957,665 $ 100.0% 12,005 $ 100.0% OTH(2) INVESTMENT GROSS GROSS INVESTMENT (1) Due to master leases with properties in various states, revenue by state is not available. Also, working capital notes are provided to certain operators under their master leases covering properties in various states. Therefore, the working capital notes outstanding balance totaling $2,786 is also not available by state. (2) Includes one behavioral health care hospital and three parcels for land held-for-use.

1Q 2025 SUPPLEMENTAL REPORT (1) Information is from property level operator financial statements which are unaudited and have not been independently verified by LTC. The same store portfolio excludes properties transitioned on or after October 1, 2023 and properties sold. ASSISTED LIVING SKILLED NURSING 1.43 1.52 1.95 2.04 77.6% 78.5% 60.0% 70.0% 80.0% 90.0% 100.0% 0.00x 1.00x 2.00x 3.00x 3Q24 4Q24 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy 1.11 1.13 1.38 1.40 83.7% 83.3% 70.0% 80.0% 90.0% 100.0% 0.00x 1.00x 2.00x 3Q24 4Q24 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy SNF metrics exclude CSF, as allocated/reported by operators. Occupancy represents the average TTM occupancy. ALF metrics exclude Coronavirus Stimulus Funds (“CSF”) as allocated/reported by operators. See definition of Coronavirus Stimulus Funds in the Glossary. Occupancy represents the average TTM occupancy. PORTFOLIO I 14 REAL ESTATE INVESTMENTS METRICS (TRAILING TWELVE MONTHS THROUGH DECEMBER 31, 2024 AND SEPTEMBER 30, 2024) SAME PROPERTY PORTFOLIO (“SPP”) COVERAGE STATISTICS(1) (1) For the twelve months ending 12/31/24. (2) The % Medicaid Census (SNF same store) is 60.6%. TOTAL PORTFOLIO REVENUE PAYOR SOURCE SNF PORTFOLIO REVENUE PAYOR SOURCE 55.0% 11.8% 33.2% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 4Q24 Private Pay Medicare Medicaid STABILIZED PROPERTY PORTFOLIO(1) 36.1% 17.0% 46.9% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 4Q24 Private Pay Medicare Medicaid (2)

1Q 2025 SUPPLEMENTAL REPORT MARCH 31, 2025 Revolving line of credit - WA rate 5.5% (1) $ 148,850 Term loans, net of debt issue costs - WA rate 2.6% (2) 99,846 Senior unsecured notes, net of debt issue costs - WA rate 4.2% (3) 433,483 Total debt - WA rate 4.2% 682,179 29.5% No. of shares Closing Price Common stock 45,887,855 35.45 $ (4) 70.5% 1,626,724 Total Market Value 1,626,724 2,308,903 100.0% Add: Non-controlling interest 87,400 Less: Cash and cash equivalents (23,295) $ 2,373,008 Debt to Enterprise Value 28.7% Debt to Annualized Adjusted EBITDAre (5) 4.3x 3/31/25 CAPITALIZATION DEBT EQUITY TOTAL VALUE ENTE RPRISE VALUE FINANCIAL I 15 ENTERPRISE VALUE (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF SHARES) (1) Subsequent to March 31, 2025, we repaid $18,900 under our unsecured revolving line of credit. Accordingly, we have $129,950 outstanding with $295,050 available for borrowing. (2) Represents outstanding balance of $100,000, net of debt issue costs of $154. (3) Represents outstanding balance of $434,500, net of debt issue costs of $1,017. (4) Closing price of our common stock as reported by the NYSE on March 31, 2025, the last trading day of 1Q25. (5) See page 19 for Reconciliation of Annualized Adjusted EBITDAre.

1Q 2025 SUPPLEMENTAL REPORT LEVERAGE RATIOS COVERAGE RATIOS LINE OF CREDIT LIQUIDITY FINANCIAL I 16 DEBT METRICS (DOLLAR AMOUNTS IN THOUSANDS) $130,000 $302,250 $144,350 $148,850 $270,000 $97,750 $280,650 $276,150 $- $85,000 $170,000 $255,000 $340,000 $425,000 2022 2023 2024 1Q25 Balance Available (1) Subsequent to March 31, 2025, we repaid $18,900 under our unsecured revolving line of credit. Accordingly, we have $129,950 outstanding with $295,050 available for borrowing. (1) 37.4% 39.5% 31.1% 31.1% 34.2% 39.0% 29.3% 28.7% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 2022 2023 2024 1Q25 Debt to Gross Asset Value Debt to Total Enterprise Value 5.6x 5.6x 4.3x 4.2x 4.3x 3.4x 4.0x 5.0x 0.0x 2.0x 4.0x 6.0x 8.0x 2022 2023 2024 1Q25 Debt to Annualized Adjusted EBITDAre Annualized Adjusted EBITDAre/ Fixed Charges

1Q 2025 SUPPLEMENTAL REPORT Senior Unsecured Notes 63.6% Term Loans 14.6% Revolving Line of Credit 21.8% $148,850 $50,000 $50,000 $42,500 $51,500 $54,500 $55,000 $63,000 $67,000 $56,000 $35,000 $10,000 $- $100,000 $200,000 $300,000 $400,000 2025 2026 2027 2028 2029 2030 2031 2032 Thereafter Revolving Line of Credit Term Loans Senior Unsecured Notes DEBT STRUCTURE (2) FINANCIAL I 17 DEBT MATURITY (AS OF MARCH 31, 2025, DOLLAR AMOUNTS IN THOUSANDS) REVOLVING SENIOR LINE OF TERM UNSECURED % OF YEAR CREDIT LO ANS(2) NOTES(2) TOTAL TOTAL 2025 — $ 50,000 $ 42,500 $ 92,500 $ 13.5% 2026 148,850 (1) 51,500 50,000 250,350 36.6% 2027 — 54,500 54,500 8.0% 2028 — — 55,000 55,000 8.1% 2029 — — 63,000 63,000 9.2% 2030 — — 67,000 67,000 9.8% 2031 — — 56,000 56,000 8.2% 2032 — — 35,000 35,000 5.1% Thereafter — — 10,000 10,000 1.5% Total 148,850 $ 100,000 $ (3) $ 434,500 (3) $ 100.0% 683,350 (1) Subsequent to March 31, 2025, we repaid $18,900 under our unsecured revolving line of credit. Accordingly, we have $129,950 outstanding with $295,050 available for borrowing. (2) Reflects scheduled principal payments. (3) Excludes debt issue costs which are netted against the principal outstanding in the term loans and senior unsecured notes balance on our Consolidated Balance Sheets shown on page 21.

FINANCIAL DATA SUMMARY

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	12/31/22	12/31/23	12/31/24	3/31/25
Gross investments	$ 1,959,442	$ 2,139,865	$ 2,088,613	$ 2,071,231
Net investments	$ 1,562,668	$ 1,741,093	$ 1,674,140	$ 1,650,862
Gross asset value	$ 2,052,687	$ 2,253,870	$ 2,200,615	$ 2,195,878
Total debt [1]	$ 767,854	$ 891,317	$ 684,600	$ 682,179
Total liabilities [1]	$ 805,796	$ 938,831	$ 733,137	$ 726,207
Non-controlling interest	$ 21,940	$ 34,988	$ 92,378	$ 87,400
Total equity	$ 850,307	$ 916,267	$ 1,053,005	$ 1,049,302

(1) Includes outstanding gross revolving line of credit, term loans, net of debt issue costs, and senior unsecured notes, net of debt issue costs.

NON-CASH REVENUE COMPONENTS

	1Q25	2Q25 [1]	3Q25 [1]	4Q25 [1]	1Q26 [1]
Straight-line rent adjustment	$ (578)	$ (657)	$ (731)	$ (956)	$ (719)
Straight-line rent reserve	(243) [2]	-	-	-	-
Amortization of lease incentives	(447) [2]	(184)	(184)	(199)	(139)
Effective interest - Financing receivables	299	357	364	379	379
Effective interest - Mortgage loans receivable	943	1,013	963	878	782
Effective interest - Notes receivable	159	159	159	159	159
Total non-cash revenue components	$ 133	$ 688	$ 571	$ 261	$ 462

(1) For leases and loans in place at March 31, 2025 assuming the sale of seven skilled nursing centers and no other renewals or modifications.

(2) In connection with the termination of two existing leases and combining them into a single master lease, we wrote off $492 of straight-line rent receivable ($243) and lease incentive ($249).

COMPONENTS OF RENTAL INCOME

	THREE MONTHS ENDED MARCH 31,		
	2025	2024	Variance
Cash rent	$ 29,623	$30,951	$(1,328) [1]
Operator reimbursed real estate tax revenue	3,089	3,381	(292)
Straight-line rent adjustment	(578)	(550)	(28)
Straight-line rent write-off	(243)	—	(243) [2]
Amortization of lease incentives	(447)	(233)	(214) [2]
Total rental income	$ 31,444	$33,549	$(2,105)

(1) Decrease due to one-time revenue received in 2024 related to the repayment of $2,377 of rent credits and lower rent from properties sold, partially offset by rent increases from fair-market rent resets, escalations and amendments.

(2) In connection with the termination of two existing leases and combining them into a single master lease, we wrote off a straight-line rent receivable of $243 and a lease incentive balance of $249.

1Q 2025 SUPPLEMENTAL REPORT

FINANCIAL I 18

FINANCIAL DATA SUMMARY
(DOLLAR AMOUNTS IN THOUSANDS)

RECONCILIATION OF ANNUALIZED ADJUSTED EBITDAre AND FIXED CHARGES

	FOR THE YEAR ENDED			THREE MONTHS ENDED
	12/31/22	12/31/23	12/31/24	3/31/25
Net income	$ 100,584	$ 91,462	$ 94,879	$ 22,221
Less: Gain on sale of real estate, net	(37,830)	(37,296)	(7,979)	(171)
Add: Impairment loss	3,422	15,775	6,953	—
Add: Interest expense	31,437	47,014	40,336	7,913
Add: Depreciation and amortization	37,496	37,416	36,367	9,162
EBITDAre	135,109	154,371	170,556	39,125
Add/less: Non-recurring items	824 (1)	3,823 (2)	(8,907) (3)	405 (4)
Adjusted EBITDAre	$ 135,933	$ 158,194	$ 161,649	$ 39,530
Interest expense	$ 31,437	$ 47,014	$ 40,336	$ 7,913
Fixed charges	$ 31,437	$ 47,014	$ 40,336	$ 7,913
Annualized Adjusted EBITDAre				$ 158,120
Annualized Fixed Charges				$ 31,652
Debt (net of debt issue costs)	$ 767,854	$ 891,317	$ 684,600	$ 682,179
Debt (net of debt issue costs) to Annualized Adjusted EBITDAre	5.6x	5.6x	4.2x	4.3x
Annualized Adjusted EBITDAre to Annualized Fixed Charges[4]	4.3x	3.4x	4.0x	5.0x

(1) Represents a lease incentive balance write-off of $173 related to a closed property, a $1,332 provision for credit losses reserve related to the acquisition of three skilled nursing centers accounted for as a financing receivable, and the origination of two mortgage loans and a mezzanine loan, and a lease termination fee of $500 paid to a former operator of 12 assisted living communities, offset by lease termination fee income of $1,181 received in connection with the sale of an assisted living community.

(2) Includes the $3,561 note receivable write-off related to the sale and transition of 10 assisted living communities and $1,832 of provision for credit losses related to the acquisition of 11 assisted living communities accounted for as a financing receivable and two mortgage loan originations, offset by the $1,570 exit IRR and prepayment fee received in 2023 in connection to the payoff of two mezzanine loans.

(3) Represents $4,052 of one-time income received from former operators, $3,158 of one-time additional straight-line income related to restoring accrual basis accounting for two master leases, $2,818 of rental income received in connection with the sale of two properties, and $1,738 recovery of provision for credit losses related to the payoffs of five mortgage loan receivables, offset by $1,635 of provision for credit losses related to acquisitions totaling $163,460 accounted for as financing receivables, $613 of effective interest receivable write-off related to the partial paydown of a mortgage loan receivable, and the write-off of straight-line rent receivable ($321), and notes receivable ($290).

(4) See the reconciliation of non-recurring items on page 23 for further detail.

(5) Given we do not have preferred stock, our fixed charge coverage ratio and interest coverage ratio are the same.

1Q 2025 SUPPLEMENTAL REPORT
FINANCIAL I 19

CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED MARCH 31, 2025	THREE MONTHS ENDED MARCH 31, 2024
Revenues:		
Rental income	$ 31,444	$ 33,549
Interest income from financing receivables[1]	7,002	3,830
Interest income from mortgage loans	9,179	12,448
Interest and other income	1,406	1,539
Total revenues	49,031	51,366
Expenses:		
Interest expense	7,913	11,045
Depreciation and amortization	9,162	9,095
Provision for credit losses	3,052	24
Transaction costs	441	266
Property tax expense	3,107	3,383
General and administrative expenses	6,971	6,491
Total expenses	30,646	30,304
Other Operating Income:		
Gain on sale of real estate, net	171	3,251
Operating Income	18,556	24,313
Income from unconsolidated joint ventures	3,665 [2]	376
Net Income	22,221	24,689
Income allocated to non-controlling interests	(1,541)	(459)
Net income attributable to LTC Properties, Inc.	20,680	24,230
Income allocated to participating securities	(163)	(165)
Net income available to common stockholders	$ 20,517	$ 24,065
Earnings per common share:		
Basic	$0.45	$0.56
Diluted	$0.45	$0.56
Weighted average shares used to calculate earnings per common share:		
Basic	45,333	42,891
Diluted	45,683	43,032
Dividends declared and paid per common share	$0.57	$0.57

(1) Represents rental income from acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as Financing receivables on our *Consolidated Balance Sheets* and the rental income to be presented as Interest income from financing receivables on our *Consolidated Statements of Income*.

(2) Increase primarily due to the 13% exit IRR received in connection with the redemption of our preferred equity investment in a joint venture.

1Q 2025 SUPPLEMENTAL REPORT FINANCIAL I 20

CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	MARCH 31, 2025	DECEMBER 31, 2024
ASSETS	*(unaudited)*	*(audited)*
Investments:		
Land	$ 111,223	$ 118,209
Buildings and improvements	1,146,891	1,212,853
Accumulated depreciation and amortization	(383,853)	(405,884)
Operating real estate property, net	874,261	925,178
Properties held-for-sale, net of accumulated depreciation: 2025—$29,284; 2024—$1,346	42,458	670
Real property investments, net	916,719	925,848
Financing receivables,[1] net of credit loss reserve: 2025—$3,615; 2024—$3,615	357,845	357,867
Mortgage loans receivable, net of credit loss reserve: 2025—$3,169; 2024—$3,151	314,358	312,583
Real estate investments, net	1,588,922	1,596,298
Notes receivable, net of credit loss reserve: 2025—$448; 2024—$477	44,338	47,240
Investments in unconsolidated joint ventures	17,602	30,602
Investments, net	1,650,862	1,674,140
Other assets:		
Cash and cash equivalents	23,295	9,414
Debt issue costs related to revolving line of credit	1,218	1,410
Interest receivable	61,754	60,258
Straight-line rent receivable	20,685	21,505
Lease incentives	3,074	3,522
Prepaid expenses and other assets	14,621	15,893
Total assets	$ 1,775,509	$ 1,786,142
LIABILITIES		
Revolving line of credit	$ 148,850	$ 144,350
Term loans, net of debt issue costs: 2025—$154; 2024—$192	99,846	99,808
Senior unsecured notes, net of debt issue costs: 2025—$1,017; 2024—$1,058	433,483	440,442
Accrued interest	2,924	3,094
Accrued expenses and other liabilities	41,104	45,443
Total liabilities	726,207	733,137
EQUITY		
Stockholders' equity:		
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2025—45,888; 2024—45,511	459	455
Capital in excess of par value	1,091,524	1,082,764
Cumulative net income	1,746,115	1,725,435
Accumulated other comprehensive income	2,905	3,815
Cumulative distributions	(1,879,101)	(1,851,842)
Total LTC Properties, Inc. stockholders' equity	961,902	960,627
Non-controlling interests	87,400	92,378
Total equity	1,049,302	1,053,005
Total liabilities and equity	$ 1,775,509	$ 1,786,142

(1) Represents acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as Financing receivables on our *Consolidated Balance Sheets*.

1Q 2025 SUPPLEMENTAL REPORT
FINANCIAL | 21

1Q 2025 SUPPLEMENTAL REPORT FINANCIAL I 22 FUNDS FROM OPERATIONS – RECONCILIATION OF FFO AND FAD (UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) 2025 2024 GAAP net income available to common stockholders 20,517 $ 24,065 $ Add: Depreciation and amortization 9,162 9,095 Less: Gain on sale of real estate, net (171) (3,251) NAREIT FFO attributable to common stockholders 29,508 29,909 Add (Less): Non-recurring items(1) (2,377) 405 $ 27,532 29,913 $ NAREIT FFO attributable to common stockholders 29,508 $ 29,909 $ Non-cash income: Add: Straight-line rent adjustment 578 550 Add: Amortization of lease incentives 447 233 Add: Other non-cash contra-revenue 243 — Less: Effective interest income (1,401) (1,644) Net non-cash income (133) (861) Non-cash expense: Add: Non-cash compensation charges 2,253 2,202 Add: Provision for credit losses 3,052 24 Net non-cash expense 5,305 2,226 Funds available for distribution ("FAD") 34,680 31,274 Less: Non-recurring income(1) (2,377) (2,659) FAD, excluding non-recurring items ("Core FAD") 32,021 $ 28,897 $ $0.65 $0.69 $0.65 $0.64 $0.76 $0.73 $0.70 $0.67 Diluted NAREIT FFO attributable to common stockholders per share Diluted Core FFO per share Diluted FAD per share Diluted Core FAD per share FFO attributable to common stockholders, excluding non-recurring item ("Core FFO") THREE MONTHS ENDED MARCH 31, (1) See the reconciliation of non-recurring items on page 23 for further detail.

1Q 2025 SUPPLEMENTAL REPORT 2025 2024 Reconciliation of non-recurring adjustments to NAREIT FFO: Add: Working capital note and interest receivable write-off 3,064 $ (1) $ — Add: One-time transaction costs associated with the startup of new RIDEA platform 303 — Deduct: Income from unconsolidated joint venture related to the 13% exit IRR received (2,962) (2) — Deduct: One-time rental income related to sold properties — (2,377) (3) Total non -rec urring adjus tmen ts to NAREIT FFO 405 $ (2,377) $ Reconciliation of non-recurring adjustments to FAD: Deduct: Income from unconsolidated joint venture related to the 13% exit IRR received (2,962) $ (2) $ — Add: One-time transaction costs associated with the startup of new RIDEA platform 303 — Deduct: One-time rental income related to sold properties — (2,377) (3) Total non -rec urring adjus tmen ts to FAD (2,659) $ (2,377) $ THREE MONTHS ENDED MARCH 31, FINANCIAL I 23 FUNDS FROM OPERATIONS – RECONCILIATION OF FFO AND FAD (NON-RECURRING ITEMS) (UNAUDITED, AMOUNTS IN THOUSANDS) (1) Represents the write-off of a working capital note and related interest receivable balance in connection with the transition to RIDEA. (2) Represents the 13% exit IRR received in connection with the redemption of our preferred equity investment in a joint venture. (3) Represents one-time rent credit received in connection with the sale of a 110-unit assisted living community in Wisconsin. The rent credit was provided to the operator during the new construction lease-up.

1Q 2025 SUPPLEMENTAL REPORT FOR THE THREE MO NTHS ENDED MARCH 31, FFO/FAD attributable to common stockholders 29,508 $ 29,909 $ 34,680 $ 31,274 $ Non-recurring one-time items(1) (2,377) 405 (2,659) (2,377) FFO/FAD attributable to common stockholders excluding non-recurring items ("Core FFO/FAD") 29,913 27,532 32,021 28,897 Effect of dilutive securities: Participating securities 163 165 163 165 Diluted Core FFO/FAD 30,076 $ 27,697 $ 32,184 $ 29,062 $ 42,891 45,333 45,333 42,891 Effect of dilutive securities: Performance-based stock units 350 141 350 141 Participating securities 278 277 278 277 Shares for diluted FFO/FAD per share 45,961 43,309 45,961 43,309 Shares for basic FFO/FAD per share FFO FAD 2025 2024 2025 2024 FINANCIAL I 24 FUNDS FROM OPERATIONS – RECONCILIATION OF FFO PER SHARE (UNAUDITED, AMOUNTS IN THOUSANDS) (1) See the reconciliation of non-recurring items on page 23 for further detail.

1Q 2025 SUPPLEMENTAL REPORT FINANCIAL I 25 Guidance We are providing guidance for the 2025 full year. The following guidance ranges reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth below. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing guidance ranges as a result of new information or new or future developments. The 2025 full year guidance is as follows: FUNDS FROM OPERATIONS – RECONCILIATION OF FFO AND FAD (GUIDANCE) (UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) Low High GAAP net income attributable to LTC Properties, Inc. 3.38 $ 3.42 $ Less: Gain on sale, net of impairment loss (1.74) (1.74) Add: Depreciation and amortization 0.80 0.80 Add: Effect of dilutive securities 0.02 0.02 Diluted NAREIT FFO attributable to common stockholders 2.46 2.50 Add: Non-recurring one-time items(2) 0.19 0.19 Diluted Core FFO 2.65 $ 2.69 $ NAREIT FFO attributable to common stockholders 2.44 $ 2.48 $ Less: Non-cash income (0.04) (0.04) Add: Non-cash expense 0.27 0.27 Less: Recurring capital expenditures (0.02) (0.02) Add: Effect of dilutive securities 0.02 0.02 Diluted FAD 2.67 2.71 Add: Non-recurring one-time items(2) 0.11 0.11 Diluted Core FAD 2.78 $ 2.82 $ Full Year 2025 Guidance(1) (1) The guidance assumptions include the following: a) The conversion of Anthem’s triple-net portfolio of 12 properties and the pending conversion of a property under New Perspective’s triple-net lease into our new seniors housing operating portfolio (SHOP); b) SHOP net operating income for the remaining eight months of 2025 in the range of $9,400 to $10,300; c) SHOP FAD capital expenditures for the remaining eight months of 2025 in the range of $600 to $800 or approximately $0.7 to $1.0 per unit (or $1.1 to $1.4 annualized per unit); and d) General and administrative expenses for the full year of 2025 between $28,600 and $29,500. e) The guidance excludes additional investments, potential asset sales, financing, or equity issuances, as well as one-time, non-recurring items as follows: i. A $6,500 lease termination fee payment related to the pending New Perspective conversion; ii. Incremental ramp-up and execution costs related to the new structure provided for under the Real Estate Investment Trust (REIT) Investment Diversification and Empowerment Act of 2007 (RIDEA) of approximately $1,100 to $1,500, of which $303 were expensed during 1Q25; and iii. Approximately $1,100 associated with an employee’s retirement. (2) Represents items included in the reconciliation of non-recurring items above, the $6,500 lease termination fee payment, approximately $1,100 to $1,500 of incremental RIDEA ramp-up costs, and the $1,100 of costs associated with an employee’s retirement.

1Q 2025 SUPPLEMENTAL REPORT Annualized Actual Cash Income: Represents annualized cash rental income includes cash rent (excluding real estate tax reimbursement), interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures received for the month of March 2024 for investments as of March 31, 2025. Annualized Contractual Cash Income: Represents annualized contractual cash rental income prior to abatements & deferred rent repayment (excluding real estate tax reimbursement), interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures for the month of March 2024 for investments as of March 31, 2025. Annualized GAAP Income: Represents annualized GAAP rent which includes contractual cash rent, straight-line rent and amortization of lease incentives (excluding real estate tax reimbursement), GAAP interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures for the month of March 2024 for investments as of March 31, 2025. Assisted Living Communities (“ALF”): The ALF portfolio consists of assisted living, independent living, and/or memory care properties. (See Independent Living and Memory Care) Assisted living properties are seniors housing properties serving elderly persons who require assistance with activities of daily living, but do not require the constant supervision skilled nursing properties provide. Services are usually available 24 hours a day and include personal supervision and assistance with eating, bathing, grooming and administering medication. The facilities provide a combination of housing, supportive services, personalized assistance and health care designed to respond to individual needs. Contractual Lease Rent: Rental revenue as defined by the lease agreement between us and the operator for the lease year. Coronavirus Stimulus Funds (“CSF”): CSF includes funding from various state and federal programs to support healthcare providers in dealing with the challenges of the coronavirus pandemic. Included in CSF are state-specific payments identified by operators as well as federal payments connected to the Paycheck Protection Program and the Provider Relief Fund. CSF is self-reported by operators in unaudited financial statements provided to LTC. Specifically excluded from CSF are the suspension of the Medicare sequestration cut, and increases to the Federal Medical Assistance Percentages (FMAP), both of which are reflected in reported coverage both including and excluding CSF. Earnings Before Interest, Tax, Depreciation and Amortization for Real Estate (“EBITDAre”): As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), EBITDAre is calculated as net income (computed in accordance with GAAP) excluding (i) interest expense, (ii) income tax expense, (iii) real estate depreciation and amortization, (iv) impairment write-downs of depreciable real estate, (v) gains or losses on the sale of depreciable real estate, and (vi) adjustments for unconsolidated partnerships and joint ventures. Financing Receivables: Properties acquired through a sale-leaseback transaction with an operating entity being the same before and after the sale-leaseback, subject to a lease contract that contains a purchase option. In accordance with GAAP, the purchased assets are required to be presented as Financing Receivables on our Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivables on our Consolidated Statements of Income. Funds Available for Distribution (“FAD”): FFO excluding the effects of straight-line rent, amortization of lease costs, effective interest income, provision for credit losses, non-cash compensation charges and non-cash interest charges. Funds From Operations (“FFO”): As defined by NAREIT, net income available to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. GAAP Lease Yield: GAAP rent divided by the sum of the purchase price and transaction costs. GAAP Rent: Total rent we will receive as a fixed amount over the initial term of the lease and recognized evenly over that term. GAAP rent recorded in the early years of a lease is higher than the cash rent received and during the later years of the lease, the cash rent received is higher than GAAP rent recognized. GAAP rent is commonly referred to as straight-line rental income. Gross Asset Value: The carrying amount of total assets after adding back accumulated depreciation and loan loss reserves, as reported in the company’s consolidated financial statements. Gross Investment: Original price paid for an asset plus capital improvements funded by LTC, without any deductions for depreciation or provision for credit losses. Gross Investment is commonly referred to as undepreciated book value. Independent Living Communities (“ILF”): Seniors housing properties offering a sense of community and numerous levels of service, such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, on-site security and emergency response programs. Many offer on-site conveniences like beauty/barber shops, fitness facilities, game rooms, libraries and activity centers. ILFs are also known as retirement communities or seniors apartments. Interest Income: Represents interest income from mortgage loans and other notes. Licensed Beds/Units: The number of beds and/or units that an operator is authorized to operate at seniors housing and long-term care properties. Licensed beds and/or units may differ from the number of beds and/or units in service at any given time. Memory Care Communities (“MC”): Seniors housing properties offering specialized options for seniors with Alzheimer’s disease and other forms of dementia. These facilities offer dedicated care and specialized programming for various conditions relating to memory loss in a secured environment that is typically smaller in scale and more residential in nature than traditional assisted living facilities. These facilities have staff available 24 hours a day to respond to the unique needs of their residents. Metropolitan Statistical Areas (“MSA”): Based on the U.S. Census Bureau, MSA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population. MSAs 1 to 31 have a population of 19.8M – 2.2M. MSAs 32 to 100 have a population of 2.2M – 0.6M. MSAs greater than 100 have a population of 0.6M – 59K. Cities in a Micro-SA have a population of 223K – 12K. Cities not in a MSA has population of less than 100K. GLOSSARY I 26 GLOSSARY

1Q 2025 SUPPLEMENTAL REPORT Mezzanine: In certain circumstances, the Company strategically allocates a portion of its capital deployment toward mezzanine loans to grow relationships with operating companies that have not typically utilized sale-leaseback financing as a component of their capital structure. Mezzanine financing sits between senior debt and common equity in the capital structure, and typically is used to finance development projects, value-add opportunities on existing operational properties, partnership buy-outs and recapitalization of equity. We seek market-based, risk-adjusted rates of return typically between 9% to 14% with the loan term typically between three to 10 years. Security for mezzanine loans can include all or a portion of the following credit enhancements; secured second mortgage, pledge of equity interests and personal/corporate guarantees. Mezzanine loans can be recorded for GAAP purposes as either a loan or joint venture depending upon specifics of the loan terms and related credit enhancements. Micropolitan Statistical Areas (“Micro-SA”): Based on the U.S. Census Bureau, Micro-SA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A micro area contains an urban core of at least 10,000 population. Mortgage Loan: Mortgage financing is provided on properties based on our established investment underwriting criteria and secured by a first mortgage. Subject to underwriting, additional credit enhancements may be required including, but not limited to, personal/corporate guarantees and debt service reserves. When possible, LTC attempts to negotiate a purchase option to acquire the property at a future time and lease the property back to the borrower. Net Real Estate Assets: Gross real estate investment less accumulated depreciation. Net Real Estate Asset is commonly referred to as Net Book Value (“NBV”). Non-cash Revenue: Straight-line rental income, amortization of lease inducement and effective interest. Non-cash Compensation Charges: Vesting expense relating to stock options and restricted stock. Normalized EBITDAR Coverage: The trailing twelve month’s earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, and rent divided by the operator’s contractual lease rent. Management fees are imputed at 5% of revenues. Normalized EBITDARM Coverage: The trailing twelve month’s earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, rent, and management fees divided by the operator’s contractual lease rent. Occupancy: The weighted average percentage of all beds and/or units that are occupied at a given time. The calculation uses the trailing twelve months and is based on licensed beds and/or units which may differ from the number of beds and/or units in service at any given time. Operator Financial Statements: Property level operator financial statements which are unaudited and have not been independently verified by us. Payor Source: LTC revenue by operator underlying payor source for the period presented. LTC is not a Medicaid or a Medicare recipient. Statistics represent LTC's rental revenues times operators' underlying payor source revenue percentage. Underlying payor source revenue percentage is calculated from property level operator financial statements which are unaudited and have not been independently verified by us. Private Pay: Private pay includes private insurance, HMO, VA, and other payors. Purchase Price: Represents the fair value price of an asset that is exchanged in an orderly transaction between market participants at the measurement date. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets; it is not a forced transaction (for example, a forced liquidation or distress sale). Real Estate Investments: Represents our investments in real property, financing receivables and mortgage loans receivable. Rental Income: Represents GAAP rent net of amortized lease inducement cost. Same Property Portfolio (“SPP”): Same property statistics allow for the comparative evaluation of performance across a consistent population of LTC’s leased property portfolio and the Prestige Healthcare mortgage loan portfolio. Our SPP is comprised of stabilized properties occupied and operated throughout the duration of the quarter-over-quarter comparison periods presented (excluding assets sold and assets held-for-sale). Accordingly, a property must be occupied and stabilized for a minimum of 15 months to be included in our SPP. Each property transitioned to a new operator has been excluded from SPP and will be added back to SPP for the SPP reporting period ending 15 months after the date of the transition. Skilled Nursing Properties (“SNF”): Seniors housing properties providing restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at acute care hospitals. Many SNFs provide ancillary services that include occupational, speech, physical, respiratory and IV therapies, as well as sub-acute care services which are paid either by the patient, the patient’s family, private health insurance, or through the federal Medicare or state Medicaid programs. Stabilized: Properties are generally considered stabilized upon the earlier of achieving certain occupancy thresholds (e.g. 80% for SNFs and 90% for ALFs) and, as applicable, 12 months from the date of acquisition/lease transition or, in the event of a de novo development, redevelopment, major renovations or addition, 24 months from the date the property is first placed in or returned to service, or properties acquired in lease-up. Trailing Twelve Months Revenues: For the owned portfolio, rental income includes cash rent, straight-line rent and amortization of lease incentives and excludes real estate tax reimbursement, straight-line rent write-off and rental income from properties sold during the trailing twelve months. Financing receivables revenue includes cash interest income and effective interest from financing receivables during the trailing twelve months. Mortgage loans revenue includes cash interest income and effective interest from mortgage loans and construction loans and excludes loan payoffs during the trailing twelve months. Notes receivables revenue includes cash interest income and effective interest from mezzanine loans and working capital notes and excludes loan payoffs during the trailing twelve months. Unconsolidated JV revenue includes income from our investments in joint ventures during the trailing twelve months. Under Development Properties (“UDP”): Development projects to construct seniors housing properties. GLOSSARY I 27 GLOSSARY

1Q 2025 SUPPLEMENTAL REPORT FORWARD-LOOKING STATEMENTS This supplemental information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates,’’ or the negative of those words or similar words. Forward- looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, the status of the economy, the status of capital markets (including prevailing interest rates), and our access to capital; the income and returns available from investments in health care related real estate, the ability of our borrowers and lessees to meet their obligations to us, our reliance on a few major operators; competition faced by our borrowers and lessees within the health care industry, regulation of the health care industry by federal, state and local governments, changes in Medicare and Medicaid reimbursement amounts (including due to federal and state budget constraints), compliance with and changes to regulations and payment policies within the health care industry, debt that we may incur and changes in financing terms, our ability to continue to qualify as a real estate investment trust, the relative illiquidity of our real estate investments, potential limitations on our remedies when mortgage loans default, and risks and liabilities in connection with properties owned through limited liability companies and partnerships. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under ‘‘Risk Factors’’ and other information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in our publicly available filings with the Securities and Exchange Commission. We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise. 28 Founded in 1992, LTC Properties, Inc. (NYSE: LTC) is a self-administered real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leaseback transactions, mortgage financing and structured finance solutions including preferred equity and mezzanine lending. LTC’s portfolio encompasses Skilled Nursing Facilities (SNF), Assisted Living Communities (ALF), Independent Living Communities (ILF), Memory Care Communities (MC) and combinations thereof. Our main objective is to build and grow a diversified portfolio that creates and sustains shareholder value while providing our stockholders current distribution income. To meet this objective, we seek properties operated by regional operators, ideally offering upside and portfolio diversification (geographic, operator, property type and investment vehicle). For more information, visit www.LTCreit.com. FORWARD-LOOKING STATEMENTS AND NON-GAAP INFORMATION NON-GAAP INFORMATION This supplemental information contains certain non-GAAP information including EBITDAre, adjusted EBITDAre, FFO, FFO excluding non-recurring items, FAD, FAD excluding non-recurring items, adjusted interest coverage ratio, and adjusted fixed charges coverage ratio. A reconciliation of this non-GAAP information is provided on pages 19, 22, 23 and 24 of this supplemental information, and additional information is available under the “Non-GAAP Financial Measures” subsection under the “Filings” section of our website at www.LTCreit.com.